Calculation of Filing Fee Tables
S-1
Blue Laser Fusion, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.0001 par value per share	457(a)	2,240,632	$ 27.50	$ 61,617,380.00	0.000087	$ 5,360.71
Fees to be Paid	2	Equity	Common Stock, $0.0001 par value per share	Other	112,790	$ 33.00	$ 3,722,070.00	0.000087	$ 323.82
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 65,339,450.00		$ 5,684.53
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 5,684.53
Offering Note
[1]	(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) and (g) under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 416(a) under the Securities Act, the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends, or similar transactions. (2) The fee rate is the rate in effect for the fiscal year in which this registration statement is filed, as set by the Securities and Exchange Commission pursuant to Section 6(b) of the Securities Act. (3) Includes (i) shares of Common Stock issued and sold in the private placement completed in September and October 2026, and (ii) shares of Common Stock held by pre-merger stockholders of the registrant.

[2]	(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) and (g) under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 416(a) under the Securities Act, the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends, or similar transactions. (2) The fee rate is the rate in effect for the fiscal year in which this registration statement is filed, as set by the Securities and Exchange Commission pursuant to Section 6(b) of the Securities Act. (4) Represents shares of Common Stock issuable upon the exercise of warrants issued to the placement agent in such private placement, with an exercise price of $33.00 per share.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date